UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported: March 17, 2009

National CineMedia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33296	20-5665602
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9110 E. Nichols Ave., Suite 200

Centennial, Colorado 80112-3405

(Address of principal executive offices, including zip code)

(303) 792-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On March 17, 2009, National CineMedia, Inc. (“NCM, Inc.”), as sole manager of National CineMedia, LLC (“NCM LLC”), provided written notice outlining the determination of common membership units due to the members of NCM LLC (the “Founding Members”) as shown in the table below, pursuant to net new theatres and attendees added to NCM LLC’s network in accordance with the annual common unit adjustment provisions of the Common Unit Adjustment Agreement dated as of February 13, 2007, by and among NCM, Inc., NCM LLC, Regal Cinema Holdings, LLC (“Regal”), American Multi-Cinema, Inc. (“AMC”), Cinemark Media, Inc. (“Cinemark”), Regal Cinemas, Inc. and Cinemark USA, Inc. The common membership units will be issued on March 31, 2009, the settlement date.

Name of Member	Number of Units Owned Prior to 2008 Adjustment (as of Jan. 1, 2009)	Number of Units Issued per 2008 Adjustment	Total Number of Units Owned Post 2008 Adjustment (as of Jan. 1, 2009)
AMC	18,414,743	406,371	18,821,114
Cinemark	13,991,652	1,197,303	15,188,955
Regal	24,903,259	522,430	25,425,689
NCM, Inc. (1)	42,109,966	0	42,109,966

Total	99,419,620	2,126,104	101,545,724

(1)	Excludes restricted shares which have vested subsequent to January 1, 2009.

Following the issuance of common membership units pursuant to the annual adjustment for fiscal 2008, each member’s ownership interest in NCM LLC has changed as follows:

Name of Member	Ownership Interest Prior to 2008 Adjustment (as of Jan. 1, 2009)	Ownership Interest Post 2008 Adjustment (as of Jan. 1, 2009)	Change
AMC	18.52%	18.53%	+ 0.01
Cinemark	14.07%	14.96%	+ 0.89
Regal	25.05%	25.04%	- 0.01
NCM, Inc.	42.36%	41.47%	- 0.89

Pursuant to NCM, Inc’s Amended and Restated Certificate of Incorporation and NCM LLC’s Third Amended and Restated Limited Liability Company Operating Agreement, members of NCM LLC, other than NCM, Inc., may choose to have common membership units redeemed, and NCM, Inc. may elect to issue cash or shares of its common stock on a one-for-one basis. Therefore, the NCM LLC units issued to the Founding Members may be redeemable for an equal number of shares of NCM, Inc.’s common stock.

Neither NCM, Inc. nor NCM LLC received any cash consideration in exchange for the issuance of the units. In addition to the issuance of the units, cash will be issued in lieu of partial units in the amounts of $0.94, $3.66 and $5.52 to AMC, Cinemark and Regal, respectively.

The units will be issued in reliance upon the exemption from the registration requirements of the Securities Act provided for by Section 4(2) thereof for transactions not involving a public offering. Appropriate legends have been affixed to the securities issued in this transaction. The Founding Members had adequate access, through business or other relationships, to information about NCM, Inc.

Discussion of Common Unit Adjustment Calculation

Methodology

The Common Unit Adjustment Agreement provides a mechanism for adjusting membership units held by the Founding Members, based on increases or decreases in attendance associated with theatre additions and dispositions by each Founding Member. The adjustment of membership units pursuant to this agreement are conducted annually, except that an earlier adjustment will occur for a Founding Member if its acquisition or disposition of theatres, in a single transaction or cumulatively since the most recent adjustment, will cause a change of two percent or more in the total annual attendance.

Increases in attendance associated with theatre additions are included in the unit adjustment if arising from acquisition of a theatre or opening of a newly constructed theatre, except that lease renewals and extensions are not included and acquired theatres, subject to an agreement with an alternative cinema advertising provider, will not be included until certain run out payments are made to NCM LLC by the Founding Member acquiring the theatre pursuant to its ESA or until such third party cinema advertising agreement expires.

Decreases in attendance associated with theatre dispositions are included in the unit adjustment if arising from the closure or sale of a theatre, unless the purchaser or sublessee enters into an agreement with NCM LLC similar to the ESA, the theatre is closed at the end of its lease term in effect on February 13, 2007 (the Common Unit Adjustment Agreement date), the theatre is closed at the end of an initial term of a lease entered into after February 13, 2007, or a non-digitized theatre is closed within the last three years of the term of a lease in effect on February 13, 2007.

The changes in 2008 attendance were calculated based on attendance at the relevant theatres during the twelve months prior to the acquisition or disposition date; however, if an acquired or new build theatre was not operating during all twelve months prior to the acquisition or opening date, the change in annual attendance was calculated based on 75% of the projected, year 1 annual attendance for such theatre, as determined in approving development by the Founding Members’ board of directors (or other investment committee designated by the board). Additionally, in the calculations for adjustment upon acquisition, new openings, closures or disposition, only one-half of the attendance was included for theatres that were not digitized.

In the case of acquired or new build theatres in which the 75% of projected, year 1 annual attendance was used in prior Common Unit Adjustments, an additional adjustment or “true-up” was made to the net increases and decreases in attendance. This adjustment was calculated as the variance between the attendees applied in the prior Common Unit Adjustment and the actual, year 1 attendance for such theatres.

Discussion of the net attendance adjustment:

•	The aggregate net attendance adjustment used in calculating the Common Unit Adjustment was an increase of 7,596,793 attendees.

•

The total attendance increase was 10,135,090 attendees, of which all attendees related to newly opened theatres (projected attendance of 13,513,453 weighted at 75%). All of these attendees were added on digital screens. A total of 298 screens were added resulting in an average attendance per new screen of approximately 34,010.

•

The total attendance decrease due to dispositions was 2,653,963 attendees, of which 2,392,994 attendees were digital dispositions and 260,969 attendees were non-digital dispositions (attendance of 521,938 weighted at 50%). A total of 127 screens were disposed of resulting in an average attendance per disposed screen of approximately 20,897.

•

The total attendance increase due to an adjustment between the projected, year 1 attendance of 31 new build theatres included in prior Common Unit Adjustments and the actual, year 1 attendance for these 31 new build theatres was 115,666 attendees.

•

Though excluded from the calculation, it is important to note that the decrease in attendance due to end of lease screen closures was 2,287,178 attendees, of which 1,659,468 attendees were from digital screens and 627,710 attendees were from non-digital screens (attendance of 1,255,420 weighted at 50%). A total of 132 screens were closed due to end of lease screen closures resulting in an average attendance per excluded screen of approximately 16,880. These attendees are approximately 46% of the total attendance loss from dispositions and end of lease closures. Based on an internal review of the markets where these closed theatres were located, we believe that most of these attendees will shift to nearby theatres that have been in our network since prior to February 13, 2007 and included in the initial ownership calculations.

Calculation of the Common Unit Adjustment (1): (as of and for the fiscal year ended January 1, 2009, except as noted)

Outstanding Equity Equivalents (2)	99,377,452
Times – NCM, Inc. Share Price (3)	$8.1087

Company Equity Value	$805,821,945

Long-Term Funded Debt	$799,000,000
Less Company Cash and Cash Equivalents	($69,193,782)

Company Enterprise Value	$1,535,628,163

Divided by – Attendance Total (4)	676,675,325

Company Enterprise Value per Attendee	$2.2693722

Times – aggregate Net Attendance Adjustment (for the period December 28, 2007 through January 1, 2009)	7,596,793

Value of aggregate Net Attendance Adjustment	$17,239,950

Divided by – NCM, Inc. Share Price (3)	$8.1087

Common Unit Adjustment (in whole units)	2,126,104

Cash in lieu of partial units issued Founding Members	$10.12

(1)	Terms as defined in the Common Unit Adjustment Agreement dated as of February 13, 2007.

(2)	Includes 42,067,798 60-day weighted average shares of NCMI outstanding common stock and 57,309,654 60-day weighted average NCM LLC units held by the Founding Members.

(3)	Represents the 60-day weighted average share price of NCM, Inc.

(4)	Includes attendees from network affiliates, AMC Loews, and Consolidated theatres.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 4.1 from the Registrant’s Registration Statement on Form S-8 (File No. 333-140652) filed on February 13, 2007.)

10.1	National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February 13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (Incorporated by reference to Exhibit 10.1 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.2	Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc, Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (Incorporated by reference to Exhibit 10.6 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

10.3	Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (Incorporated by reference to Exhibit 10.11 to NCM, Inc.’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NCM, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL CINEMEDIA, INC.

Dated: March 19, 2009	By:	/s/ Ralph E. Hardy
Ralph E. Hardy Executive Vice President, General Counsel and Secretary